Exhibit 24.6

POWER OF ATTORNEY

Reference is hereby made to the proposed registration by Anheuser-Busch InBev SA/NV (“AB InBev”), Anheuser-Busch InBev Worldwide Inc., BrandBrew S.A., Cobrew NV/SA, and Anheuser-Busch Companies, Inc. (together, the “Registrants”) under the U.S. Securities Act of 1933, as amended (the “Securities Act”), of U.S.$1,000,000,000 principal amount of 2.500% Notes due 2013, U.S.$750,000,000 principal amount of 3.625% Notes due 2015, U.S.$1,000,000,000 principal amount of 5.000% Notes due 2020 and U.S.$500,000,000 principal amount of Floating Rate Notes due 2013, together with the guarantees thereof (collectively, the “Securities”). Such Securities will be registered on one or more registration statements (each such registration statement, a “Registration Statement”) filed with the US Securities and Exchange Commission (the “SEC”).

KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints any Vice President of AB InBev, the Corporate Secretary or any Assistant Corporate Secretary of AB InBev, and each of them, with full power to act alone, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign one or more Registration Statements, any and all amendments thereto (including post-effective amendments) and any subsequent registration statement in respect of the Securities that is to be effective upon filing by the Registrants pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith in order to effect the registration of the Securities under the Securities Act and qualification of the Securities, the related indenture and any other instrument under the U.S. Trust Indenture Act of 1939, as amended, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

[Remainder of this page left intentionally blank.]

[Authorized Representative in the U.S. — Power of Attorney]

Date: May 13, 2010	By:	/s/ John Blood
	Name:	John Blood
	Title:	Authorized Representative in the United States Anheuser-Busch InBev SA/NV BrandBrew S.A. Cobrew NV/SA

[Authorized Representative in the U.S. — Power of Attorney]